Cloudera Reports Fourth Quarter and Fiscal Year 2019 Financial Results

•	Merger with Hortonworks complete

•	Q4 adjusted annualized recurring revenue up 24% year-over-year

•	Operating cash flow positive for fourth quarter and fiscal year 2019

PALO ALTO, Calif. March 13, 2019 — Cloudera, Inc. (NYSE: CLDR), the enterprise data cloud company, reported results for its fourth quarter and fiscal year 2019, ended January 31, 2019. Total revenue was $144.5 million, an increase of 37% from the fourth quarter of fiscal 2018. Subscription revenue was $123.0 million, an increase of 42% from the fourth quarter of fiscal 2018.

“Our strong fourth quarter results showcase how customers are already embracing the new Cloudera’s vision, as evidenced by early cross-sell motions to deliver data management and analytics from the Edge to AI,” said Tom Reilly, chief executive officer, Cloudera. “Having completed the merger with Hortonworks, we are now squarely focused on delivering a powerful combined, integrated platform purpose-built for enterprise customers. Enterprises want an enterprise data cloud, which offers the flexibility of both hybrid and multi-cloud delivery, as well as the versatility of multi-function analytics, all with common security and governance. As the open source data management and analytics standard, we believe Cloudera is uniquely positioned to deliver these capabilities at the data layer, bring the enterprise data cloud to our more than 2,000 customers and lead this new market.”

The merger with Hortonworks closed on January 3, 2019. As such, there is no comparative year-over-year financial information for the combined company. Unless otherwise stated, the information presented is on a combined company basis under ASC 6061 and ASC 340-402.

GAAP loss from operations for the fourth quarter of fiscal 2019 was $87.0 million. For reference, GAAP loss from operations for the fourth quarter of fiscal 2018 was $38.1 million for standalone Cloudera.

Non-GAAP loss from operations for the fourth quarter of fiscal 2019 was $30.2 million. For reference, non-GAAP loss from operations for the fourth quarter of fiscal 2018 was $9.0 million for standalone Cloudera.

Operating cash flow for the fourth quarter of fiscal 2019 was $40.2 million. For reference, operating cash flow for the fourth quarter of fiscal 2018 was negative $22.0 million for standalone Cloudera.

GAAP net loss per share for the fourth quarter of fiscal 2019 was $0.45 per share, based on weighted-average shares outstanding of 190.4 million shares. For reference, GAAP net loss per share for the fourth quarter of fiscal 2018 was $0.25 per share for standalone Cloudera, based on weighted-average shares outstanding of 142.9 million shares.

Non-GAAP net loss per share for the fourth quarter of fiscal 2019 was $0.15 per share, based on weighted-average shares outstanding of 190.4 million shares. For reference, non-GAAP net loss per share for the fourth quarter of fiscal 2018 was $0.05 per share for standalone Cloudera, based on weighted-average shares outstanding of 142.9 million shares.

For fiscal year 2019, total revenue was $479.9 million and subscription revenue was $406.3 million. The Hortonworks business, which closed its fiscal year on December 31, 2018, and its books as a standalone entity on January 2, 2019, contributed $15 million of subscription revenue to the combined company's results in fiscal year 2019. For reference, standalone Cloudera year-over-year subscription revenue growth for fiscal year 2019 was 29%.

GAAP loss from operations for fiscal year 2019 was $193.8 million. For reference, GAAP loss from operations for fiscal year 2018 was $374.2 million for standalone Cloudera.

1 Accounting Standards Codification (“ASC”) 606 “Revenue from Contracts with Customers”
2 ASC 340-40 “Other Assets and Deferred Costs - Contracts with Customers”

Non-GAAP loss from operations for fiscal year 2019 was $67.3 million. For reference, non-GAAP loss from operations fiscal year 2018 was $80.4 million for standalone Cloudera.

Operating cash flow for fiscal year 2019 was $34.3 million. For reference, operating cash flow for fiscal year 2018 was negative $42.3 million for standalone Cloudera.

GAAP net loss per share for fiscal year 2019 was $1.21 per share, based on weighted-average shares outstanding of 159.8 million shares. For reference, GAAP net loss per share for fiscal year 2018 was $3.24 per share for standalone Cloudera, based on weighted-average shares outstanding of 114.1 million shares.

Non-GAAP net loss per share for fiscal year 2019 was $0.41 per share, based on weighted-average shares outstanding of 159.8 million shares. For reference, non-GAAP net loss per share for fiscal year 2018 was $0.57 per share for standalone Cloudera, based on non-GAAP weighted-average shares outstanding of 133.1 million shares.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non‑GAAP Financial Measures. See financial statement tables below for additional information regarding historical and forward-looking stock-based compensation expenses and shares outstanding.

As of January 31, 2019, the Company had total cash, cash equivalents, marketable securities and restricted cash of $540.6 million.

Recent Business and Financial Highlights

Fourth Quarter Fiscal 2019:

•	Adjusted annualized recurring revenue was $680.6 million, representing 24% year-over-year growth

•	Non-GAAP subscription gross margin for the quarter was 88%

•	Operating cash flow was $40.2 million, including $23.0 million of merger-related payments

•	Customers with annual recurring revenue greater than $100,000 were 976, up more than 85 in the period from October 3 (merger announcement) to January 31, 2019

•	Completed merger with Hortonworks, creating an open-source powerhouse to build the industry's first enterprise data cloud from the Edge to AI

•
Cloudera was named among Leaders in Cloud Hadoop/Spark Platforms Report by Independent Research Firm (https://www.cloudera.com/about/news-and-blogs/press-releases/2019-02-13-cloudera-and-hortonworks-named-among-leaders-in-cloud-hadoop-spark-platforms-report-by-independent-research-firm.html)

Full Year Fiscal 2019:

•	Total revenue was $479.9 million

•	Subscription revenue was $406.3 million

•	Non-GAAP subscription gross margin for the year was 88%

•	Operating cash flow was positive for the fiscal year, a full year ahead of schedule

Business Outlook
The outlook for the first quarter of fiscal 2020, ending April 30, 2019, is:

•	Total revenue in the range of $187 million to $190 million

•	Subscription revenue in the range of $154 million to $156 million

•	Non-GAAP net loss per share in the range of $0.25 to $0.22 per share

•	Weighted-average shares outstanding of approximately 271 million shares

The outlook for fiscal 2020, ending January 31, 2020, is:

•	Total revenue in the range of $835 million to $855 million, representing approximately 76% year-over-year growth

•	Subscription revenue in the range of $695 million to $705 million, representing approximately 72% year-over-year growth

•	Operating cash flow in the range of negative $40 million to negative $30 million

•	Non-GAAP net loss per share in the range of $0.36 to $0.32 per share

•	Weighted-average shares outstanding of approximately 279 million shares

•	Adjusted ARR of $800 million to $825 million, representing 18% to 21% year-over-year growth

Conference Call and Webcast Information

Cloudera is hosting a conference call for analysts and investors to discuss its fourth quarter and full year fiscal 2019 results and the outlook for its first quarter of fiscal 2020 and full year fiscal 2020 at 2:00 p.m. Pacific Time today. Participants can listen via webcast by visiting the Investor Relations section of Cloudera’s website. A replay of the webcast will be available for two weeks following the call.

The conference call can also be accessed as follows:

•	Participant Toll Free Number: +1-833-231-7247

•	Participant International Number: +1-647-689-4091

•	Conference ID: 2066939

About Cloudera
At Cloudera, we believe that data can make what is impossible today, possible tomorrow. We empower people to transform complex data into clear and actionable insights. Cloudera delivers an enterprise data cloud for any data, anywhere, from the Edge to AI. Powered by the relentless innovation of the open source community, Cloudera advances digital transformation for the world’s largest enterprises. Learn more at cloudera.com.

Connect with Cloudera
About Cloudera: cloudera.com/about-cloudera.html
Read our VISION blog: vision.cloudera.com/ and Engineering blog: blog.cloudera.com/
Follow us on Twitter: twitter.com/cloudera and LinkedIn: linkedin.com/cloudera/
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See us on YouTube: youtube.com/user/clouderahadoop
Join the Cloudera Community: community.cloudera.com
Read about our customers’ successes: cloudera.com/customers.html

Cloudera and associated marks are trademarks or registered trademarks of Cloudera, Inc. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements
Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including anticipated benefits from the merger with Hortonworks and our “Business Outlook” for our first quarter of fiscal 2020 and our full year fiscal 2020 operating results. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions, competitive pressures and pricing declines, intellectual property infringement claims, and other risks or uncertainties that are described under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), and in our other SEC filings, including in a registration statement on Form S-4 containing a joint proxy statement/prospectus of Cloudera and Hortonworks. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
We report all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of our operations as determined in accordance with GAAP. The non-GAAP financial measures used by us include non-GAAP subscription gross margins, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, and historical and forward-looking non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation, acquisition- and disposition-related expenses (if any), and amortization of acquired intangible assets from the Cloudera unaudited condensed consolidated statement of operations. In addition, we use non-GAAP weighted-average shares outstanding to calculate non-GAAP net loss per share. This non-GAAP measure includes the impact of anti-dilutive restricted stock units and stock options outstanding, on a weighted basis.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. We may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results or future outlook. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We use these non‑GAAP financial measures in conjunction with traditional GAAP measures to communicate with our board of directors concerning our financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods.

Adjusted Annualized Recurring Revenue

Adjusted annualized recurring revenue (“adjusted ARR”) is a non-GAAP performance metric, which we will use to assess the health and trajectory of our business. We intend to disclose contracted quarter-end ARR when all information becomes available. Until this work can be completed, we are providing annualized recurring revenue based on reported subscription revenue, or adjusted ARR. Adjusted ARR equals quarterly GAAP subscription revenue adjusted to (1) add Hortonworks’ quarterly results, (2) subtract Hortonworks’ post-merger results (in the case of Q4 fiscal 2019 only), (3) reverse the effects of purchase price adjustments, and (4) subtract non-recurring partner-related revenue and subscription revenue with certain related parties, multiplied by four quarters to annualize. For the fourth quarter of fiscal 2019, and the comparative period a year ago, adjusted ARR, as reconciled to GAAP results, was as follows, in millions:

	Fourth quarter of		Fourth quarter of
	Fiscal 2019		Fiscal 2018
GAAP quarterly subscription revenue	$123.0		$86.8
Adjustments for Hortonworks revenue, non-recurring partner revenue and revenue from related parties	$47.2	(1)	$50.0	(2)
Subtotal	$170.2		$136.8
Adjusted ARR	$680.8		$547.2

(1) The adjustment amount related to Hortonworks represents the pre-merger Hortonworks quarterly subscription revenue for the three month period ended December 31, 2018 less the post-merger quarterly subscription revenue from Hortonworks from January 3, 2019 to January 31, 2019 included in the GAAP quarterly subscription revenue for the fourth quarter of fiscal 2019. This revenue amount is presented under ASC 606.

(2) The adjustment amount related to Hortonworks represents the pre-merger Hortonworks quarterly subscription revenue for the three month period ended December 31, 2017. This revenue amount is presented under ASC 605 as Hortonworks adopted ASC 606 under the modified retrospective approach on January 1, 2018. The difference between ASC 606 and ASC 605 for this period is not material.

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Years Ended January 31,
	2019	2018	2019	2018
Revenue:
Subscription	$123,015	$86,828	$406,333	$302,617
Services	21,500	18,907	73,608	69,676
Total revenue	144,515	105,735	479,941	372,293
Cost of revenue:(1) (2)
Subscription	18,565	14,729	63,329	70,902
Services	22,090	18,098	72,785	87,133
Total cost of revenue	40,655	32,827	136,114	158,035
Gross profit	103,860	72,908	343,827	214,258
Operating expenses:(1) (2)
Research and development	52,787	38,925	173,814	215,695
Sales and marketing	82,918	56,520	253,164	287,196
General and administrative	55,120	15,548	110,613	85,539
Total operating expenses	190,825	110,993	537,591	588,430
Loss from operations	(86,965)	(38,085)	(193,764)	(374,172)
Interest income, net	2,591	1,560	9,011	5,150
Other income (expense), net	676	1,080	(2,478)	1,429
Net loss before provision for income taxes	(83,698)	(35,445)	(187,231)	(367,593)
Provision for income taxes	(1,823)	(869)	(5,418)	(2,079)
Net loss	$(85,521)	$(36,314)	$(192,649)	$(369,672)
Net loss per share, basic and diluted	$(0.45)	$(0.25)	$(1.21)	$(3.24)
Weighted-average shares used in computing net loss per share, basic and diluted	190,408	142,857	159,816	114,141

(1)	Amounts include stock‑based compensation expense as follows (in thousands):

	Three Months Ended January 31,		Years Ended January 31,
	2019	2018	2019	2018
Cost of revenue – subscription	$2,899	$2,683	$9,959	$24,826
Cost of revenue – services	3,952	3,429	11,492	31,843
Research and development	15,428	10,004	41,430	100,143
Sales and marketing	13,637	7,672	27,918	90,420
General and administrative	13,718	4,538	26,566	42,774
Total stock‑based compensation expense	$49,634	$28,326	$117,365	$290,006

(2)	Amounts include amortization of acquired intangible assets as follows (in thousands):

	Three Months Ended January 31,		Years Ended January 31,
	2019	2018	2019	2018
Cost of revenue – subscription	$1,385	$622	$3,251	$2,230
Sales and marketing	5,773	178	5,878	1,493
Total amortization of acquired intangible assets	$7,158	$800	$9,129	$3,723

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(as a percentage of total revenue)
(unaudited)

	Three Months Ended January 31,		Years Ended January 31,
	2019	2018	2019	2018

Revenue:
Subscription	85%	82%	85%	81%
Services	15	18	15	19
Total revenue	100	100	100	100
Cost of revenue:(1) (2)
Subscription	13	14	13	19
Services	15	17	15	23
Total cost of revenue	28	31	28	42
Gross profit	72	69	72	58
Operating expenses:(1) (2)
Research and development	37	37	36	58
Sales and marketing	57	53	53	77
General and administrative	38	15	23	23
Total operating expenses	132	105	112	158
Loss from operations	(60)	(36)	(40)	(100)
Interest income, net	2	1	2	1
Other income (expense), net	—	1	(1)	1
Net loss before provision for income taxes	(58)	(33)	(39)	(98)
Provision for income taxes	(1)	(1)	(1)	(1)
Net loss	(59)%	(34)%	(40)%	(99)%

(1)	Amounts include stock‑based compensation expense as a percentage of total revenue as follows:

	Three Months Ended January 31,		Years Ended January 31,
	2019	2018	2019	2018
Cost of revenue – subscription	2%	3%	2%	7%
Cost of revenue – services	3	3	2	9
Research and development	11	9	9	27
Sales and marketing	9	7	6	24
General and administrative	9	4	6	11
Total stock-based compensation expense	34%	26%	25%	78%

(2)    Amounts include amortization of acquired intangible assets as a percentage of total revenue as follows:

	Three Months Ended January 31,		Years Ended January 31,
	2019	2018	2019	2018
Cost of revenue – subscription	1%	1%	1%	1%
Sales and marketing	4	—	1	—
Total amortization of acquired intangible assets	5%	1%	2%	1%

Cloudera, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31, 2019	January 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$158,672	$43,247
Short-term marketable securities	322,005	327,842
Accounts receivable, net	242,980	130,318
Contract assets	4,824	2,933
Deferred costs	32,100	22,278
Prepaid expenses and other current assets	38,281	31,470
Total current assets	798,862	558,088
Property and equipment, net	27,619	17,600
Marketable securities, noncurrent	56,541	71,580
Intangible assets, net	679,326	5,855
Goodwill	586,456	33,621
Deferred costs, noncurrent	36,913	37,703
Restricted cash	3,367	18,052
Other assets	7,559	9,312
TOTAL ASSETS	$2,196,643	$751,811
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,185	$2,722
Accrued compensation	53,590	41,393
Other contract liabilities	17,177	9,284
Other accrued liabilities	24,548	12,971
Deferred revenue, current portion	390,965	210,577
Total current liabilities	494,465	276,947
Deferred revenue, less current portion	116,604	26,823
Other contract liabilities, less current portion	1,296	3,266
Other liabilities	22,209	16,601
TOTAL LIABILITIES	634,574	323,637
STOCKHOLDERS’ EQUITY:
Common stock	13	7
Additional paid-in capital	2,711,340	1,385,592
Accumulated other comprehensive loss	(42)	(832)
Accumulated deficit	(1,149,242)	(956,593)
TOTAL STOCKHOLDERS’ EQUITY	1,562,069	428,174
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,196,643	$751,811

Cloudera, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Years Ended January 31,
	2019	2018	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(85,521)	$(36,314)	$(192,649)	$(369,672)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,669	2,407	17,428	12,102
Stock-based compensation	49,634	28,326	117,365	290,006
Accretion and amortization of marketable securities	(745)	(145)	(1,406)	512
Amortization of deferred costs	8,840	6,237	30,634	23,284
Gain on disposal of fixed assets	(3)	—	(25)	(111)
Release of deferred tax valuation allowance	—	—	—	(806)
Changes in assets and liabilities:
Accounts receivable	16,070	(64,202)	54,231	(28,780)
Contract assets	(4,712)	(2,793)	(1,891)	(285)
Prepaid expenses and other assets	8,149	(10,735)	16,497	(16,194)
Deferred costs	(18,246)	(11,546)	(39,665)	(34,557)
Accounts payable	3,234	1,659	3,795	(667)
Accrued compensation	(10,928)	6,410	(17,962)	5,179
Accrued expenses and other liabilities	1,203	(1,323)	5,413	7,664
Total contract liabilities(*)	63,603	60,033	42,508	70,057
Net cash provided by (used in) operating activities	40,247	(21,986)	34,273	(42,268)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities and other investments	(93,823)	(106,172)	(462,737)	(620,329)
Sales of marketable securities and other investments	20,693	21,633	56,702	79,069
Maturities of marketable securities and other investments	89,275	87,820	435,478	321,552
Cash used in business combinations, net of cash acquired	—	—	—	(1,937)
Cash acquired in business combination	42,557	—	42,557	—
Capital expenditures	(766)	(3,949)	(10,086)	(12,954)
Proceeds from sale of equipment	16	—	45	145
Net cash provided by (used in) investing activities	57,952	(668)	61,959	(234,454)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock in initial public offering	—	—	—	237,422
Net proceeds from issuance of common stock in follow-on offering	—	(795)	—	46,008
Taxes paid related to net share settlement of restricted stock units	(7,736)	(9,278)	(16,218)	(59,781)
Proceeds from employee stock plans	3,084	12,452	21,844	23,673
Net cash provided by (used in) financing activities	(4,652)	2,379	5,626	247,322
Effect of exchange rate changes on cash, cash equivalents and restricted cash	508	727	(1,118)	1,067
Net increase (decrease) in cash, cash equivalents and restricted cash	94,055	(19,548)	100,740	(28,333)
Cash, cash equivalents and restricted cash — Beginning of period	67,984	80,847	61,299	89,632
Cash, cash equivalents and restricted cash — End of period	$162,039	$61,299	$162,039	$61,299
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes	$1,706	$854	$4,775	$2,694
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchases of property and equipment in accounts payable and other accrued liabilities	$208	$1,130	$208	$1,130
Fair value of common stock issued as consideration for business combinations	$1,154,230	$—	$1,154,230	$2,081
Fair value of share-based compensation awards assumed	$48,197	$—	$48,197	$—
Conversion of redeemable convertible preferred stock to common stock	$—	$—	$—	$657,687

(*) Total contract liabilities include deferred revenue, current and noncurrent and other contract liabilities, current and noncurrent.

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Cloudera excludes from its non-GAAP financial measures, Cloudera believes it is appropriate to exclude or give effect to certain items for the following reasons:

•
Stock-based compensation expense. We exclude stock-based compensation expense from our non-GAAP financial measures consistent with how we evaluate our operating results and prepare our operating plans, forecasts and budgets. Further, when considering the impact of equity award grants, we focus on overall stockholder dilution rather than the accounting charges associated with such equity grants. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from our non-GAAP financial measures. Although the purchase accounting for an acquisition necessarily reflects the accounting value assigned to intangible assets, our management team excludes the GAAP impact of acquired intangible assets when evaluating our operating results. Likewise, our management team excludes amortization of acquired intangible assets from our operating plans, forecasts and budgets. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Assumed preferred stock conversion. For periods prior to the closing of our initial public offering (IPO) on May 3, 2017, we give effect to the automatic conversion of all outstanding shares of preferred stock to common stock, as if such conversion had occurred at the beginning of the period, in our calculations of non-GAAP weighted-average shares, diluted, and non-GAAP net loss per share, diluted. The inclusion of these shares facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Assumed IPO issuance. We include the common shares issued in our IPO, on a weighted basis, as if the shares were issued on the date of our effectiveness. Our IPO was effective in the first quarter of fiscal 2018 and closed in the second quarter of fiscal 2018.

Cloudera, Inc.
Three Months Ended January 31, 2019
GAAP Results Reconciled to non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP
Cost of revenue- Subscription	$18,565	$(2,899)	$(1,385)	$14,281
Subscription gross margin	85%	2%	1%	88%
Cost of revenue- Services	22,090	(3,952)	—	18,138
Services gross margin	(3)%	18%	—%	16%
Gross profit	103,860	6,851	1,385	112,096
Total gross margin	72%	5%	1%	78%
Research and development	52,787	(15,428)	—	37,359
Sales and marketing	82,918	(13,637)	(5,773)	63,508
General and administrative	55,120	(13,718)	—	41,402
Loss from operations	(86,965)	49,634	7,158	(30,173)
Operating margin	(60)%	34%	5%	(21)%
Net loss	(85,521)	49,634	7,158	(28,729)
Net loss per share, basic and diluted	$(0.45)	$0.26	$0.04	$(0.15)

Cloudera, Inc.
Three Months Ended January 31, 2018
GAAP Results Reconciled to non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP
Cost of revenue- Subscription	$14,729	$(2,683)	$(622)	$11,424
Subscription gross margin	83%	3%	1%	87%
Cost of revenue- Services	18,098	(3,429)	—	14,669
Services gross margin	4%	18%	—%	22%
Gross profit	72,908	6,112	622	79,642
Total gross margin	69%	6%	1%	75%
Research and development	38,925	(10,004)	—	28,921
Sales and marketing	56,520	(7,672)	(178)	48,670
General and administrative	15,548	(4,538)	—	11,010
Loss from operations	(38,085)	28,326	800	(8,959)
Operating margin	(36)%	27%	1%	(8)%
Net loss	(36,314)	28,326	800	(7,188)
Net loss per share, basic and diluted	$(0.25)	$0.20	$0.01	$(0.05)

Cloudera, Inc.
Twelve Months Ended January 31, 2019
GAAP Results Reconciled to non-GAAP Results
(in thousands)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP
Cost of revenue- Subscription	$63,329	$(9,959)	$(3,251)	$50,119
Subscription gross margin	84%	2%	1%	88%
Cost of revenue- Services	72,785	(11,492)	—	61,293
Services gross margin	1%	16%	—%	17%
Gross profit	343,827	21,451	3,251	368,529
Total gross margin	72%	4%	1%	77%
Research and development	173,814	(41,430)	—	132,384
Sales and marketing	253,164	(27,918)	(5,878)	219,368
General and administrative	110,613	(26,566)	—	84,047
Loss from operations	(193,764)	117,365	9,129	(67,270)
Operating margin	(40)%	24%	2%	(14)%
Net Loss	(192,649)	117,365	9,129	(66,155)
Net loss per share, basic and diluted	$(1.21)	$0.73	$0.06	$(0.41)

Cloudera, Inc.
Twelve Months Ended January 31, 2018
GAAP Results Reconciled to non-GAAP Results
(in thousands)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP weighted-average shares outstanding	Non-GAAP
Cost of revenue- Subscription	$70,902	$(24,826)	$(2,230)	$—	$43,846
Subscription gross margin	77%	8%	1%	—%	86%
Cost of revenue- Services	87,133	(31,843)	—	—	55,290
Services gross margin	(25)%	46%	—%	—%	21%
Gross profit	214,258	56,669	2,230	—	273,157
Total gross margin	58%	15%	1%	—%	73%
Research and development	215,695	(100,143)	—	—	115,552
Sales and marketing	287,196	(90,420)	(1,493)	—	195,283
General and administrative	85,539	(42,774)	—	—	42,765
Loss from operations	(374,172)	290,006	3,723	—	(80,443)
Operating margin	(100)%	78%	1%	—%	(22)%
Net Loss	(369,672)	290,006	3,723	—	(75,943)
Net loss per share, basic and diluted (1)	$(3.24)	$2.54	$0.03	$0.10	$(0.57)

(1)	See below for a reconciliation of weighted-average shares outstanding used to calculate non-GAAP net loss per share

GAAP weighted-average shares reconciled to non-GAAP weighted-average shares
(in thousands)
(unaudited)

	Three Months Ended January 31,		Years Ended January 31,
	2019	2018	2019	2018
GAAP weighted-average shares, basic and diluted	190,408	142,857	159,816	114,141
Assumed preferred stock conversion	—	—	—	18,676
Assumed IPO issuance	—	—	—	236
Non-GAAP weighted-average shares, diluted	190,408	142,857	159,816	133,053

Cloudera, Inc.
Reconciliation of non-GAAP Financial Guidance
(unaudited)

	Fiscal 2020
(in millions)	Q1	FY
GAAP net loss	($130) - ($122)	($364) - ($353)
Stock-based compensation expense (1)	42	184
Amortization of acquired intangible assets	20	80
Non-GAAP net loss	($68) - ($60)	($100) - ($89)

(1) Stock-based compensation expense is impacted by variables such as stock price and employee behavior, each of which are inherently difficult to forecast.  As a result, the guidance presented above is subject to a number of uncertainties and assumptions that may cause actual results to differ materially.

Investor Relations Contact:
Kevin Cook
investor-relations@cloudera.com
+1 (650) 644-3900

Press Contact:
Michelle Lazzar
press@cloudera.com
+1 (888) 789-1488